UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2014

Date of Report (Date of earliest event reported)

SUNRISE HOLDINGS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2798 Thamesgate Dr. Mississauga, Ontario, Canada	L4T 4E8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 289-407-4377

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOING STATEMENTS

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Sunrise Holdings, Limited (“Sunrise”, “We”, “Our” or the “Company”) and its wholly owned subsidiary Efil Sub of ECG Inc. (“Efil”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Sunrise's and Efil’s future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Sunrise's and Efil’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Sunrise undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

In connection with the entry into the License Agreement described in Item 8 below, the Company borrowed CAD $79,106 (the “Loan”) from an Ontario corporation owned in equal thirds by John Bentivoglio, Nicholas Bozza and Frank Sgro, all of whom are affiliates of the Company. The Loan is to be repaid on December 1, 2015, together with interest at the rate of 12 % per annum. As additional consideration for the making of the Loan, the Company agreed to cause its Subsidiary (as defined in Item 8.01) to enter into a Sublicense agreement with the Lender whereby the Lender will be granted the exclusive rights to distribute the BreastCare DTS™ product in Canada with royalties payable at the rate of 5.5% of net sales, as to be defined in the Sublicense Agreement.

Shortly after entering into the License Agreement the Subsidiary entered into release agreements (the “Releases”) with certain creditors (the “Creditors”) of Life Medical Technologies, Inc. which held judgments against Life Medical in the aggregate amount of approximately $501,000. Pursuant to the Release Agreements, the Subsidiary agreed to pay the Creditors an aggregate of $501,000, of which $125,000 is to be paid in cash and the balance of which is to be satisfied by the issuance of shares of common stock of the Company valued at $376,000. The recipients of shares valued at $70,000 are also to be paid, at the option of the Company, in cash or shares of common stock, an amount equal to the excess, if any, of $70,000 over the value of such shares as of December 12, 2015.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

As described more fully in Items 2.03 and 8.01, on October 22 and October 23, 2014, shortly after the receipt of a License Agreement from Life Medical, the Subsidiary of the Company entered into Release Agreements with certain creditors of Life Medical. Pursuant to such Agreements the Subsidiary has agreed to cause the Company to issue to certain creditors shares of common stock of the Company valued at $376,000. Such shares represent a portion of the consideration to be paid to the Creditors for the release of certain judgments they hold against Life Medical which aggregate approximately $501,000. The Company believes that the issuance of the Shares is exempt under Section 4(2) of the Securities Act in that the issuances were the result of individual negotiations with the Creditors and that there are no more than three creditors which will receive the Shares. Further, the certificates to be issued to represent the shares will have affixed thereon a restrictive “Securities Act” legend.

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ITEM 8.01 OTHER EVENTS.

On October 24, 2013, Efil Sub of ECG INC. (“Subsidiary”), a wholly owned subsidiary of the Company entered into a License Agreement with Life Medical Technologies, Inc. with respect to Life Medical’s “BreastCare DTS™” product and certain other technologies. The Company is continuing to conduct due diligence regarding BreastCare DTS,™ the market for the product, the strength of its patents, the status of required regulatory approvals and how the product can most efficiently be manufactured. The Company has not yet determined how much money will be necessary to effectively exploit the product but it is likely that the Company will have to raise funds through the sale of its equity, debt or convertible instruments to exploit the product.

The BreastCare DTS™ is patented, non-invasive and FDA-cleared as an adjunct to mammography and other established procedures for the detection of breast disease, including breast cancer. DTS stands for “Differential Temperature Sensor,” indicating the ability of the device to compare temperatures in one area of the breast with others in the same breast and the other breast. The BreastCare DTS™ device consists of two mirror image, lightweight and disposable foam pads with three wafer-thin foil sensors on each pad. Each of the three segments on each pad contains 18 rows of heat-sensitive chemical dots. The device is easy to use and requires no electricity or probes. The test is completely non-invasive. The pads are easily placed on a woman’s breasts inside the bra for 15 minutes. The device measures the deep heat energy that is transferred to the surface of the skin. Each heat-sensitive dot is calibrated to record the temperature of the surface of the breast. The dots themselves change color from blue to pink when exposed to specific temperatures. The results are clearly displayed and can be immediately evaluated. The heat-sensitive dots have embedded memory, which allows the results to be read after each test is completed. BreastCare DTS™ has received FDA 510K clearance for marketing in the United States to be used by physicians as an adjunct to routine physical examination including palpation, mammography and other established procedures for the detection of breast disease including breast cancer. Clinical studies have been conducted on over 5,000 women in prestigious cancer centers in the U.S., Europe and Latin America, including Memorial Sloan-Kettering in New York and M.D. Anderson in Houston.

The License Agreement grants the Company the exclusive right to distribute the BreastCare DTS™ in the United States, Canada and certain countries in Asia, including China. The Agreement calls for royalties of 5% on net sales, as defined in the License Agreement, and requires minimum annual royalties of $100,000 in 2015 and $200,000 each year thereafter. The License Agreement recognizes that in order to protect its interests, the Company may have to spend monies dealing with creditors of and other claimants against Life Medical. Although the Company has no obligation to consummate arrangements with such creditors, it may deduct amounts paid out of future amounts payable to Life Medical.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	License Agreement dated October 17, 2014 between the Company and Life Medical Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Holdings Limited

Dated: October 27, 2014	By:	/s/ John Bentivoglio
	Name:	John Bentivoglio
	Title:	Chief Executive Officer

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